UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2021

BIO-PATH HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36333	87-0652870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4710 Bellaire Boulevard, Suite 210, Bellaire, Texas	77401
(Address of principal executive offices)	(Zip Code)

(832) 742-1357

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BPTH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 16, 2021, Bio-Path Holdings, Inc. (the “Company”) called to order its 2021 annual meeting (the “2021 Annual Meeting”) of stockholders of the Company. At the Annual Meeting, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock in order to a constitute quorum. The Company adjourned the Annual Meeting until December 28, 2021 at 4:00 p.m. Central Time. At that time, the Annual Meeting will be reconvened at the offices of Winstead PC, 24 Waterway Avenue, Suite 500, The Woodlands, Texas 77380.

The record date for the Annual Meeting remains October 25, 2021. Stockholders of the Company who have previously submitted their proxy or otherwise voted and who do not want to change their vote do not need to take any action.

This material may be deemed to be solicitation material in respect of the Annual Meeting to be reconvened and held on December 28, 2021. In connection with the Annual Meeting, the Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on November 4, 2021. No changes have been made in the proposals to be voted on by stockholders at the Annual Meeting. The Company strongly encourages all of its stockholders to read the Company’s definitive proxy statement on Schedule 14A, filed with the SEC on November 4, 2021 and other proxy materials relating to the Annual Meeting, which are available free of charge on the SEC’s website at www.sec.gov or on the Company’s website at http://www.biopathholdings.com/sec-filings/.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-PATH HOLDINGS, Inc.

Dated: December 17, 2021	By:	/s/ Peter H. Nielsen
Peter H. Nielsen
President and Chief Executive Officer